EXHIBIT 23


               CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-02028, 33-32610, 33-40736, 33-40743, 33-51076, 33-55306, 333-39057, 333-82758 and 333-
96357) of The Bombay Company, Inc. of our report dated March 12, 2002 relating to the financial statements, which appears in this Form 10-K.








PRICEWATERHOUSECOOPERS LLP

Fort Worth, Texas
April 18, 2002